SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K


              Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


                       FEBRUARY 15, 2001


                    DELTA PETROLEUM CORPORATION
     (Exact name of registrant as specified in its charter)



  Colorado                 0-16203                      84-1060803
(State of                 Commission                  (I.R.S. Employer
Incorporation)             File No.                  Identification No.)



      Suite 3310
      555 17th Street
      Denver, Colorado                                  80202
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (303)  293-9133


ITEM 5.   OTHER EVENTS

           On or about February 16, 2001, the Company will send a letter to its shareholders a copy of which is attached hereto as Exhibit 10.1.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          10.1 Shareholder letter dated February 12, 2001.

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DELTA PETROLEUM CORPORATION
                                   (Registrant)

Date:  February 15, 2001      By:    s/Aleron H. Larson, Jr.
                                       Aleron H. Larson, Jr.
                                       Chairman/C.E.O.


                          INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not applicable.

(8)  Opinion: re: Tax Matters.  Not applicable.

(9)  Voting Trust Agreement.  Not applicable.

(10) Material Contracts.

     10.1 Shareholder letter dated February 12, 2001.

(11) Statement re: Computation of Per Share Earnings.  Not applicable.

(12) Statement re: Computation of Ratios.  Not applicable.

(13) Annual Report to Security Holders, etc. Not applicable.

(14) Material Foreign Patents.  Not applicable.

(15) Letter re: Unaudited Interim Financial Information. Not applicable.

(16) Letter re: Change in Certifying Accountant. Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not applicable.

(19) Report Furnished to Security Holders.  Not applicable.

(20) Other Documents or Statements to Security Holders. Not applicable.

(21) Subsidiaries of the Registrant.  Not applicable.

(22) Published Report Regarding Matters Submitted to Vote of Security Holders. Not applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not applicable.

(26) Invitations for Competitive Bids.  Not applicable.

(27) Financial Data Schedule.  Not applicable.

(99) Additional Exhibits. Not applicable.